Securities Act File No. _____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No.

☒Registration Statement Under the Securities Act of 1933
☐	Pre-effective Amendment No.
☐	Post-effective Amendment No.

ARAZU INCORPORATED

(Exact Name of Registrant as Specified in Charter)

The Office, 23 Barton Road, Market Bosworth

Warwickshire, England CV13 0LQ U.K.

(Address of Principal Executive Offices)

01455-290363

(Registrant’s Telephone Number, Including Area Code)

Mr. Paul Clewlow, Chief Executive Officer

Arazu Incorporated

The Office, 23 Barton Road, Market Bosworth

Warwickshire, England CV13 0LQ U.K.

(Name and Address of Agent for Service)

Copies to:

John D. Thomas, Esq. John D. Thomas, P.C. 11650 South State Street, Suite 240 Draper, UT 84020 Telephone: (801) 816-2536 Facsimile: (801) 816-2537

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ] Accelerated Filer [ ] Non-Accelerated Filer [ ] Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common stock ($0.0001 par value)	11,209,000	$560,450.00	$64.96

(1)

Represents 11,209,000 shares of our common stock being registered for resale on behalf of the selling shareholders named in this registration statement. In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Our disclosing shareholders will sell their shares at the price of $0.05 per share until the shares are quoted on the OTCQB marketplace or on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

(3)	Calculated under Section 6(b) of the Securities Act of 1933 as $.0001245 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER 1, 2017

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, NOVEMBER 1, 2017

11,209,000 Shares of Common Stock

ARAZU INCORPORATED

This prospectus relates to the resale of shares of Common stock of Arazu Incorporated (hereafter, “we” “us” “our”, “Arazu” or the “Company”) by certain holders of common shares (“Holders”) of the Company, at a price of $0.05 per share until our shares of common stock are quoted on the OTCQB Market Place or on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the holders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTCQB Marketplace or on the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTCQB Marketplace or on the OTC Bulletin Board.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 ("Jobs Act"), and will therefore be subject to reduced public company reporting requirements.

An investment in our common stock is subject to many risks and an investment in our shares will also involve a high degree of risk. See “Risk Factors” on page 4 to read about factors you should consider before purchasing shares of our common stock.

 _______________________________________

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the SEC. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is November 1, 2017

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not offering to sell these securities in any jurisdiction where such offering or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS AND PROJECTIONS

All statements contained in this prospectus that are not historical facts, including statements regarding anticipated activity, are “forward-looking statements” within the meaning of the federal securities laws, involve a number of risks and uncertainties and are based on our beliefs and assumptions and information currently available to us. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “objective,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “forecast,” “continue,” “strategy,” or “position” or the negative of such terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	The level of competition in the aftermarket motorcycle parts industry;

•	Our ability to obtain additional capital to finance development, manufacturing and production of products either currently being developed or that we may hereafter acquire;

•	Our reliance upon management and particularly Paul Clewlow, our Chief Executive Officer, to execute our business plan;

•	The price of our common stock; and

•	The risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “Arazu” and the “Company” refer to Arazu Incorporated. We refer in this prospectus to our executive officers and other members of our management team, collectively, as “Management.”

Company Organization

Arazu Incorporated, a Florida corporation, was formed on March 3, 2014, by our sole officer and director, Paul Clewlow, to market and distribute motorcycle parts in the U.S. for ExactRep Limited, a designer and creator of aftermarket motorcycle parts located in the United Kingdom. We sell ExactRep parts and accessories designed to make aesthetic modifications for motorcycle enthusiasts seeking to customize their bikes. Our business office and mailing address is The Office, 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ U.K., and our telephone number is 01455-290363. Our website is www.arazuinc.com and is not part of this prospectus.

Business

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) founding the company; (ii) developing our business plan; (iii) identifying our portfolio of motorcycle related aftermarket products; (iv) entering into an agreement with ExactRep Limited to become the exclusive distributor of their parts in the U.S.; and (v) creating the U.S. branding campaign for the ExactRep products we will sell.

During the fiscal years ending April 30, 2017 and 2016, we had limited operating activities. Also during the fiscal years ending April 30, 2017 and 2016, we had revenues of $8,694 and $9,035, respectively. For the fiscal years ended April 30, 2017 and 2016, we had a net loss of $147,934 and $127,631, respectively.

Neither management nor our shareholders have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger, change of control, or similar transaction.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

•	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

•	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

•	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

•	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

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As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

The Offering

As of the date of this prospectus we had 31,209,000 shares of common stock outstanding.

Selling shareholders are offering up to 11,209,000 shares of common stock. Our selling shareholders will sell their shares at the price of $0.05 per share until the price of our shares is quoted on the OTCQB marketplace or on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities, estimated at approximately $48,000. We will not receive any proceeds of the sale of these securities.

To be quoted on OTCQB marketplace or on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

The tables and information below are derived from our audited financial statements for the fiscal years ended April 30, 2017 and 2016, and unaudited financial statements for the three months ended July 31, 2017 and 2016.  Our working capital as of April 30, 2017 and 2016 was a deficit of $408,512 and $283,078, respectively. As of April 30, 2017 we had cash on hand of $157.

	At April 30, 2017 Audited	At April 30, 2016 Audited	At July 31, 2017 Unaudited
Financial Summary

Cash	$157	$348	$484

Total Assets	$157	$348	$484

Total Liabilities	$408,669	$283,426	$514,961

Total Stockholders’ Equity (Deficit)	$(408,512)	$(283,078)	$(514,477)

	Year Ended April 30, 2017 Audited	Year Ended April 30, 2016 Audited	Three Months Ended July 31, 2017 Unaudited
Statement of Operations

Revenue	$8,694	$9,035	$845

Cost of Sales and Operating Expenses	$150,825	$133,249	$215,331

Net Loss for the Period	$147,934	$127,631	$216,215

Net Loss per Share	$(0.01)	$(0.01)	$(0.01)

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RISK FACTORS

An investment in our securities involves certain risks relating to our business and operations. You should carefully consider these risks, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our Company. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal years ended April 30, 2017 and 2016 were prepared assuming that we will continue our operations as a going concern. We do not, however, have a history of operating profitably. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and complete equity and/or debt financings. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We estimate that we will not be able to continue as a going concern after December 31, 2017 unless we are able to secure capital from one of these sources of financing. If we are unable to secure such financing, we may cease operations and investors in our common stock could lose all of their investment.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, and audit committee oversight. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,000,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

If we are unable to retain our staff, our business and results of operations could be harmed.

Our ability to compete with other motorcycle parts distributors, and develop our business is largely dependent on the services of Paul Clewlow, our Chief Executive Officer, and other employees and contractors which assist him in management and operation of the business. If we are unable to retain Mr. Clewlow’ services and to attract other qualified senior management and key personnel on terms satisfactory to us, our business will be adversely affected. We do not have key man life insurance covering the life of Mr. Clewlow and, even if we are able to afford such a key man policy, our coverage levels may not be sufficient to offset any losses we may suffer as a result of Mr. Clewlow’ death, disability, or other inability to perform services for us.

We may acquire businesses and enter into joint ventures that will expose us to increased operating risks.

As part of our growth strategy, we intend to acquire other motorcycle parts distributors. We cannot provide any assurance that we will find attractive acquisition candidates in the future, that we will be able to acquire such candidates on economically acceptable terms or that we will be able to finance acquisitions on economically acceptable terms. Even if we are able to acquire new businesses in the future, they could result in the incurrence of substantial additional indebtedness and other expenses or potentially dilutive issuances of equity securities and may affect the market price of our common stock or restrict our operations. We have also entered into joint venture arrangements intended to complement or expand our business and will likely continue to do so in the future. These joint ventures are subject to substantial risks and liabilities associated with their operations, as well as the risk that our relationships with our joint venture partners do not succeed in the manner that we anticipate.

We face intense competition and, if we are not able to effectively compete in our markets, our revenues may decrease.

Competitive pressures in our markets could adversely affect our competitive position, leading to a possible loss of customers or a decrease in prices, either of which could result in decreased revenues and profits. Our competitors are numerous, ranging from large multinational corporations, which have significantly greater capital resources than us, to relatively small and specialized firms. We also compete with the major manufacturers. Our business could be adversely affected because of increased competition from these motorcycle parts manufacturers and distributors.

Current and future litigation could adversely affect us.

We are not currently involved in any legal proceedings. However, we may become involved in other legal proceedings in our ordinary course of business. Lawsuits and other legal proceedings can involve substantial costs, including the costs associated with investigation, litigation and possible settlement, judgment, penalty or fine. As a smaller company, the collective costs of litigation proceedings can represent a drain on our cash resources, as well as an inordinate amount of our Management’s time and addition. Moreover, an adverse ruling in respect of certain litigation could have a material adverse effect on our results of operation and financial condition.

We have limited the liability of our board of directors and management.

We have adopted provisions in our Articles of Incorporation which limit the liability of our directors and officers and have also adopted provisions in our bylaws which provide for indemnification by the Company of our officers and directors to the fullest extent permitted by Florida corporate law. Our Articles of Incorporation generally provide that our directors shall have no personal liability to the Company or its stockholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving

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unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit our shareholders’ ability to hold directors liable for breaches of fiduciary duty.

Our share structure could impede a non-negotiated change of control of the Company.

On March 3, 2014, and June 15, 2017 respectively, the Company issued an aggregate of 20,000,000 common shares of the Company to Mr. Clewlow, our Chief Executive Officer, in exchange for services provided to the Company. Additionally, on July 18, 2014, we issued 1,000,000 Series A Preferred shares of the Company to Mr. Clewlow in exchange for services rendered the Company. While shares of our common stock hold one vote per share, each share of Series A Preferred Stock holds 200 votes. Consequently, any attempt to take over the Company without the consent of Mr. Clewlow would be extremely difficult to achieve. Because of the disproportionate voting control of Mr. Clewlow, he alone could inhibit, delay, or frustrate entirely an attempt by others to take over control of our Company and could prevent our shareholders from obtaining a premium for their shares.

Risks Relating To This Offering and Our Common Stock

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

Holders holding 11,209,000 shares of common stock may resell their shares of Common stock through this prospectus. Should the selling stockholders decide to sell their shares at a price below the market price as quoted on OTCQB marketplace or on the OTC Bulletin Board, the price may continue to decline. A steep decline in the price of our common stock upon being quoted on OTCQB marketplace or on the OTC Bulletin Board would adversely affect our ability to raise additional equity capital, and even if we were successful in raising such capital, the terms of such raise may be substantially dilutive to current shareholders.

The market price of our common stock may fluctuate significantly.

The market price and marketability of shares of our common stock may be affected significantly by numerous factors, including some over which we have no control and which may not be directly related to us. These factors include the following:

•	Our relatively small number of outstanding shares;

•	The lack of trading volume in our shares;

•	Price and volume fluctuations in the stock market from time to time, which often are unrelated to our operating performance;

•	Variations in our operating results;

•	Any shortfall in revenue or any increase in losses from expected levels;

•	Announcements of new initiatives, joint ventures, or commercial arrangements; and

•	General economic trends and other external factors.

If the trading price of our common stock falls significantly following completion of this offering, this may cause some of our shareholders to sell our shares, which would further adversely affect the trading market for, and liquidity of, our common stock. If we seek to raise capital through future equity financings, this volatility may adversely affect our ability to raise such equity capital.

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Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCQB marketplace or on the OTC Bulletin Board, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

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Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not required to continue filing reports under Section 15(d) of the 1934 Act, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTCQB marketplace or on the OTC Bulletin Board, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTCQB marketplace or on the OTC Bulletin Board, which could reduce the value of your investment. Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective. Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. Thus the filing of a Form 8-A in such event makes our common shares continued to be able to be quoted on the OTCQB marketplace or on the OTC Bulletin Board.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 340,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date of this prospectus, we had 31,209,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 308,791,000 shares of common stock and 9,000,000 shares of preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights, terms and preferences of our authorized but unissued preferred shares at its discretion including conversion and voting preferences without notice to our shareholders.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have never paid a dividend and we intend to retain any future earnings to finance the development and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that stockholders will be able to sell shares when desired.

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selling stockholders

The selling stockholders may offer and sell, from time to time, any or all of the Common stock registered for resale hereunder. Because the selling stockholders may offer all or only some portion of the 11,209,000 shares of Common stock to be registered, we cannot estimate the amount or percentage of these shares of common stock that will be retained by the selling stockholders. Consequently, we have assumed, for purposes of the table below, that the selling stockholders will sell all of their shares of common stock.

The computation of ownership in the table below is not made pursuant to the beneficial ownership rules of the Commission under “Security Ownership of Certain Beneficial Owners and Management” on page 17, but is instead based solely upon the name of the titled holder of such shares as of the date of November 1, 2017, the most recent practicable date. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

				Number of
				Common
				Shares	Percentage
				held after	held after
				Offering	offering
				assuming	assuming
				All	all
	Number		Number of	Common	Common
	Of Common	Percentage	Common	Shares	Shares
	Shares Held	owned before	Shares	Being	being
	before the	the	Being	registered	registered
Name of Beneficial Holder	Offering	Offering (1)	Offered	are Sold(2)	are sold(2)
ADAM YANOFSKY	100,000	*	100,000	—	0%
AKIVA WEINHOUSE	10,000	*	10,000	—	0%
ANDREW BURDON	40,000	*	40,000	—	0%
BRENDA LOVATT	149,700	*	149,700	—	0%
CALIN HUMA	40,000	*	40,000	—	0%
CARL GRANT	1,020,000	3.27%	1,020,000	—	0%
CHENE C. GARDENER & ASSOCIATES, INC.	10,000	*	10,000	—	0%
CHRYSTAL SILVIA ROGERS	200,000	*	200,000	—	0%
DANIEL JENKINS	80,000	*	80,000	—	0%
DAVID LOVATT	2,020,000	6.47%	2,020,000	—	0%
DAVID TERENCE ROGERS	100,000	*	100,000	—	0%
DAVID TERRANCE ROGERS	100,000	*	100,000	—	0%
DILIP PATEL	40,000	*	40,000	—	0%
DITTO MEDIA SOLUTIONS	2,100,000	6.73%	2,100,000	—	0%
DOMENICA ANTONELLI	10,000	*	10,000	—	0%
EDITH POLATOFF	500,000	1.60%	500,000	—	0%

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ELISHAH ARYEH	10,000	*	10,000	—	0%
ELLIOTT POLATOFF	1,520,000	4.89%	1,520,000	—	0%
HAMILTON & ASSOCIATES LAW GROUP. PA.	400,000	1.28%	400,000	—	0%
HILDY SCHORR	10,000	*	10,000	—	0%
J LAWRENCE KOLODNY	15,000	*	15,000	—	0%
JAKE ARAVE	10,000	*	10,000	—	0%
JERRY BLUM	10,000	*	10,000	—	0%
JERRY-LEE GUDGER	40,000	*	40,000	—	0%
JOHN D THOMAS P.C.	800,000	2.56%	800,000	—	0%
JONATHAN DUNSMOOR	200,000	*	200,000	—	0%
JOSEPH FULDA	10,000	*	10,000	—	0%
KENNETH I. DENOS, P.C.	10,000	*	10,000	—	0%
KYLE M. DENOS	100,000	*	100,000	—	0%
LESLEY DEWHIRST	154,300	*	154,300	—	0%
MARY FOSTER	10,000	*	10,000	—	0%
MONICA DENOS	10,000	*	10,000	—	0%
MORDECHAI GOLDFEDER	10,000	*	10,000	—	0%
NAFTALI SOLOMON	10,000	*	10,000	—	0%
PETER BARNES	200,000	*	200,000	—	0%
SEAN FULDA	750,000	2.40%	750,000	—	0%
SHOSHANA RUMSTEIN	10,000	*	10,000	—	0%
TODD FEINSTEIN	400,000	1.28%	400,000	—	0%
Total	11,209,000	35.92%	11,209,000	—	0%

 * - indicates less than one percent

(1) For each selling stockholder, the number of shares of common stock and percentage of ownership is based upon 31,209,000 shares issued and outstanding as of November 1, 2017. As of such date there are no shares of common stock subject to options, warrants, and/or conversion rights held directly by any selling stockholder that are currently exercisable or exercisable within 60 days. The table above attributes ownership to the named holder of the common stock and to no other person. The table also assumes that each selling stockholder will sell all of his, her, or its shares in the offering.

(2) Assuming that all 11,209,000 shares registered are sold.

Holders of Record

We have 39 shareholders of record.

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Offers and Sales of Securities

			Total				How
	Price		Consideration		Number		Shareholder
	Per		Paid by		of Shares	Payment	Know at	Offer	Sale
Name	Share Paid		Shareholder		Purchased	Method	Time of Offer	Date	Date
ADAM YANOFSKY		$0.05		$5,000	100,000	Wire	Pre-existing relationship with Paul Clewlow	May 2, 2017	May 10, 2017
AKIVA WEINHOUSE		$0.05		$500	10,000	Wire	Pre-existing relationship with Paul Clewlow	May 12, 2017	May 16, 2017
ANDREW BURDON		$0.05		$2,000	40,000	Check	Pre-existing relationship with Paul Clewlow	July 14, 2014	July 14, 2014
BRENDA LOVATT		$0.01		$1,497	149,700	Wire	Pre-existing relationship with Paul Clewlow	October 22, 2014	October 22, 2014
CALIN HUMA		$0.05		$2,000	40,000	Wire	Pre-existing relationship with Paul Clewlow	July 16, 2014	July 21, 2014
CARL GRANT		$0.005		$5,100	1,020,000	Services	Pre-existing relationship with Paul Clewlow	April 11, 2014	April 11, 2014
CHENE C. GARDNER & ASSOCIATES, INC.		$0.05		$500	10,000	Services	Pre-existing relationship with Paul Clewlow	March 1, 2017	March 1, 2017
CHRYSTAL SILVIA ROGERS		$0.05		$10,000	200,000	Wire	Pre-existing relationship with Paul Clewlow	July 7, 2014 July 21, 2014	July 7, 2014 July 21, 2014
DANIEL JENKINS		$0.025		$2,000	80,000	Wire	Pre-existing relationship with Paul Clewlow	May 4, 2014	July 16, 2014
DAVID LOVATT	$ $	0.005 0.0001	$ $	5,000 102	1,000,000 1,020,000	Wire Services	Pre-existing relationship with Paul Clewlow	March 3, 2014 March 3, 2014	April 3, 2014 March 3, 2014
DAVID TERENCE ROGERS		$0.05		$10,000	200,000	Wire	Pre-existing relationship with Paul Clewlow	July 7, 2014 July 17, 2014	July 7, 2014 July 21, 2014
DILIP PATEL		$0.05		$2,000	40,000	Wire	Pre-existing relationship with Paul Clewlow	July 21, 2014	July 21, 2014
DITTO MEDIA SOLUTIONS		$0.05		$105,000	2,100,000	Services	Pre-existing relationship with Paul Clewlow	July 21, 2014	July 21, 2014
DOMENICA ANTONELLI		$0.05		$500	10,000	Check	Pre-existing relationship with Paul Clewlow	June 7, 2017	June 7, 2017
EDITH POLATOFF		$0.01		$5,000	500,000	Wire	Pre-existing relationship with Paul Clewlow	April 2, 2011	July 23, 2014
ELISHAH ARYEH		$0.05		$500	10,000	Wire	Pre-existing relationship with Paul Clewlow	May 2, 2017	May 10, 2017
ELLIOTT POLATOFF	$ $	0.005 0.0001	$ $	5,000 102	1,000,000 1,020,000	Wire Services	Pre-existing relationship with Paul Clewlow	March 3, 2014 March 3, 2014	April 3, 2014 March 3, 2014
HAMILTON & ASSOCIATES LAW GROUP. PA.		$0.05		$20,000	400,000	Services	Pre-existing relationship with Paul Clewlow	April 2, 2014	July 28, 2014
HILDY SCHORR		$0.05		$500	10,000	Check	Pre-existing relationship with Paul Clewlow	June 7, 2017	June 7, 2017
J LAWRENCE KOLODNY		$0.05		$750	15,000	Wire	Pre-existing relationship with Paul Clewlow	May 2, 2017	May 16, 2017

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JAKE ARAVE	$0.05	$500	10,000	Services	Pre-existing relationship with Paul Clewlow	March 1, 2017	March 1, 2017
JERRY BLUM	$0.05	$500	10,000	Wire	Pre-existing relationship with Paul Clewlow	May 2, 2017	May 16, 2017
JERRY-LEE GUDGER	$0.05	$2,000	40,000	Wire	Pre-existing relationship with Paul Clewlow	July 1, 2014	July 11, 2014
JOHN D THOMAS P.C.	$0.05	$15,000	300,000	Services	Pre-existing relationship with Paul Clewlow	March 1, 2017	March 1, 2017
JONATHAN DUNSMOOR	$0.05	$10,000	200,000	Services	Pre-existing relationship with Paul Clewlow	April 2, 2014	July 28, 2014
JOSEPH FULDA	$0.05	$500	10,000	Check	Pre-existing relationship with Paul Clewlow	June 7, 2017	June 7, 2017
KENNETH I. DENOS, P.C.	$0.05	$500	10,000	Services	Pre-existing relationship with Paul Clewlow	March 1, 2017	March 1, 2017
KYLE M. DENOS	$0.05	$5,000	100,000	Services	Pre-existing relationship with Paul Clewlow	March 1, 2017	March 1, 2017
LESLEY DEWHIRST	$0.01	$1,543.05	154,300	Wire	Pre-existing relationship with Paul Clewlow	October 23, 2014	October 23, 2014
MARY FOSTER	$0.05	$500	10,000	Services	Pre-existing relationship with Paul Clewlow	March 1, 2017	March 1, 2017
MONICA DENOS	$0.05	$500	10,000	Services	Pre-existing relationship with Paul Clewlow	March 1, 2017	March 1, 2017
MORDECHAI GOLDFEDER	$0.05	$500	10,000	Wire	Pre-existing relationship with Paul Clewlow	May 2, 2017	May 16, 2017
NAFTALI SOLOMON	$0.05	$500	10,000	Check	Pre-existing relationship with Paul Clewlow	June 6, 2017	June 6, 2017
PETER BARNES	$0.01	$2,000	200,000	Wire	Pre-existing relationship with Paul Clewlow	April 2, 2011	July 23, 2014
SEAN FULDA	$0.01	$7,500	750,000	Wire	Pre-existing relationship with Paul Clewlow	April 2, 2011	June 26, 2014
SHOSHANA RUMSTEIN	$0.05	$500	10,000	Wire	Pre-existing relationship with Paul Clewlow	May 9, 2017	May 10, 2017
TODD FEINSTEIN	$0.05	$20,000	400,000	Services	Pre-existing relationship with Paul Clewlow	April 2, 2014	July 28, 2014
Total		$250,594	11,209,000

Our selling stockholders hold an aggregate of 11,209,000 shares of common stock. As reflected in the chart above from our inception on March 3, 2014, to present, we sold 4,599,000 common shares for cash consideration of $67,790, and issued 6,610,000 common shares for services to the selling stockholders. We are registering all 4,599,000 common shares sold for cash consideration and 6,610,000 common shares issued for services. We are not registering common shares held by our officers, directors, or affiliates.

We relied on Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of the securities below. We believe that Section 4(2) was available because:

•	Each investor had a pre-existing relationship with our Chief Executive Officer, Paul Clewlow at the time of the offer and sale.

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•	None of these issuances involved underwriters, underwriting discounts or commissions.
•	Restrictive legends were and will be placed on all certificates issued as described above.

•	The distribution did not involve general solicitation or advertising.

•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the foregoing transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTCQB marketplace or on the OTC Bulletin Board, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

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PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 11,209,000 shares of common stock. The selling shareholders will sell their shares at the price of $0.05 per share until the price of our shares is quoted on the OTCQB marketplace or on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter markets, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTCQB Marketplace and OTC Bulletin Board Considerations

To be quoted on the OTCQB marketplace or on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTCQB marketplace or on the OTC Bulletin Board.

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The OTCQB marketplace and the OTC Bulletin Board are separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB marketplace or on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB marketplace or on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB and the OTC Bulletin Board have limited listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company.

Although we anticipate listing on the OTCQB marketplace or on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCQB marketplace or on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTCQB and OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCQB marketplace and OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTC, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution. Because OTCQB marketplace and the OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Board of Directors

Our board of directors consists of the following individual:

Name and Year First Elected Director(1)	Age	Background Information
Paul Clewlow (2014)	64

Paul Clewlow has served as the Chief Executive Office and Chairman of Arazu Inc. since its inception in March 2014. From January 2005 to present, Mr. Clewlow has served as a principal accountant at Clewlow & Co., Accountants and Certified Bookkeepers. As our sole director, Mr. Clewlow’s experience in finance and familiarity with ExactRep’s products and business qualifies him to be our sole director. Mr. Clewlow’s responsibilities for us include overseeing all aspects of our operations and financial matters. Mr. Clewlow is a resident of the United Kingdom and not of the U.S., and is located outside the U.S. Mr. Clewlow has a General and Two Advance Certification of Education from Binky Park School Coventry in England.

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(1) The business address of our sole director is The Office, 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ U.K.

Director Independence

Our sole member of the Board of Directors is not considered an “independent director” as such term is defined in the published listing requirements of the New York Stock Exchange.

Compensation of Directors

Although we anticipate compensating the members of our board of directors in the future at industry levels, current members are not paid cash compensation for their service as directors. Each director may be reimbursed for certain expenses incurred in attending board of directors and committee meetings.

Board of Directors Meetings and Committees

Although various items were reviewed and approved by the Board of Directors via unanimous written consent during the fiscal years ended April 30, 2017 and 2016 and the three months ended July 31, 2017, the Board held no in-person meetings.

We do not have Audit or Compensation Committees of our board of directors. Because of the lack of financial resources available to us, we also do not have an “audit committee financial expert” as such term is described in Item 401 of Regulation S-K promulgated by the SEC.

Executive Officers

Paul Clewlow is our sole executive officer, serving as our Chief Executive Officer, with a business background is as follows:

Name and Year First Appointed as Executive Officer	Age	Background Information
Paul Clewlow (2014)	64	Paul Clewlow has served as the Chief Executive Office and Chairman of Arazu Inc. since its inception in March 2014. From January 2005 to present, Mr. Clewlow has served as a principal accountant at Clewlow & Co., Accountants and Certified Bookkeepers. As our sole director, Mr. Clewlow’s experience in finance and familiarity with ExactRep’s products and business qualifies him to be our sole director. Mr. Clewlow’s responsibilities for us include overseeing all aspects of our operations and financial matters. Mr. Clewlow is a resident of the United Kingdom and not of the U.S., and is located outside the U.S. Mr. Clewlow has a General and Two Advance Certification of Education from Binky Park School Coventry in England.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
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•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of November 1, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is The Office, 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ U.K. The following table describes the ownership of our voting securities, based on 31,209,000 shares of common stock, and 1,000,000 shares of Series A Preferred Stock issued and outstanding held by (i) each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)	Percent of Class(3)
Paul Clewlow(4)	20,000,000	64.08%
David Lovatt	2,020,000	6.472%
Ditto Media Solutions, Inc.	2,100,000	6.729%
All officers and directors as a group (1 person)	20,000,000	64.08%

(1)     The address of each officer, director, and beneficial owner is c/o Arazu Incorporated, The Office, 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ U.K.

(2)     The number of shares of Common stock beneficially owned by any shareholder is determined by the sum of (i) all shares of common stock held directly or indirectly by such shareholder, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially owned by the shareholder that are currently exercisable or exercisable within 60 days.

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(3)     The calculation of percentage of beneficial ownership is based upon: (i) 31,209,000 shares of common stock issued and outstanding as of November 1, 2017, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4)     Chief Executive Officer and Chairman of the Board of Directors of the Company. Excludes 1,000,000 Series A Preferred Shares held directly by Mr. Clewlow. Although the Series A Preferred Stock carry no dividend, distribution, liquidation or conversion rights, each share of Series A Preferred Stock holds two hundred (200) votes per share. If the votes of the Series A Preferred Stock are taken into account, Mr. Clewlow would beneficially hold 95.15% of the voting securities of the Company.

DESCRIPTION OF Securities

The selling stockholders are offering up to 11,209,000 shares of Common stock for resale in quoted or private transactions, at fixed or negotiated prices. The following description of our capital stock is based on relevant portions of the Florida Business Corporation Act (the “Florida Act”), and on our Articles of Incorporation and Bylaws. This summary may not contain all of the information that is important to you, and we refer you to the Florida Act and our Articles of Incorporation and Bylaws for a more detailed description of the provisions summarized below. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Arazu was organized as a corporation under the laws of the State of Florida on March 3, 2014. Our authorized capital stock consists of 340,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of November 1, 2017, there were approximately 39 record holders of our common stock. There are no outstanding options or warrants to purchase our stock.

Our Articles of Incorporation provides that our board of directors may not amend our Articles of Incorporation without approval of our shareholders, including holders of our preferred shares. A decrease or increase in the number of shares of capital stock which we may issue would require an amendment of our Articles of Incorporation

As of November 1, 2017, we had 31,209,000 shares of Common stock issued and outstanding and 1,000,000 shares of preferred stock issued and outstanding.

Common Stock

We may issue up to 340,000,000 shares of common stock. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on an as converted basis on all matters submitted to a vote of stockholders, including the election of directors. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders including of our Series A Preferred Shares described below is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

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Holders of our common stock have no preemptive rights. All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Preferred Stock

We may issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. 1,000,000 total preferred shares are issued and outstanding as of November 1, 2017 as follows:

• 1,000,000 shares of Series A Preferred Stock. Although the Series A Preferred Stock carries no dividend, distribution, liquidation or conversion rights, shares of Series A Preferred Stock issued and outstanding hold two hundred (200) votes per share. Holders of shares of Series A Preferred Stock are able to vote together with our common stockholders on all matters. Consequently, the holders of our Series A Preferred Stock are able to unilaterally control the election of our board of directors and, ultimately the direction of our Company. Additionally, so long as any shares of Series A Preferred Stock remain outstanding, we shall not, without the written consent or affirmative vote of the holders of one hundred percent (100%) of the outstanding shares of the Series A Preferred Stock, (i) amend, alter, waive, or repeal, whether by merger consolidation, combination, reclassification, or otherwise, the Articles of Incorporation, including the Certificate of Designation for Series A Preferred Stock, or our By-laws or any provisions thereof (including the adoption of a new provision thereof), and (ii) create, authorize or issue any class, series or shares of Preferred Stock or any other class of capital stock. The vote of the holders of at least one-hundred percent (100%) of the outstanding Series A Preferred Stock, voting separately as one class, shall be necessary to adopt any alteration, amendment or repeal of any provisions of this Resolution, in addition to any other vote of stockholders required by law.

Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Section § 607.0902 (2016) of the Florida Act (the “Control Share Act”) applies to “control shares” of an “issuing public corporation.” The Control Share Act defines “control shares” as the shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•	1/5 or more but less than 1/3 of all voting power.

•	1/3 or more but less than a majority of all voting power.

•	A majority or more of all voting power.

(FL Stat § 607.0902(1) (2016))

The Control Share Act defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the state of Florida and that has all of the following:

•	100 or more shareholders.

•	Its principal place of business, its principal office, or substantial assets in the state of Florida.

Either:
•	more than 10% of its shareholders residing in the state of Florida;

•	more than 10% of its shares owned by Florida residents; or

•	1,000 shareholders residing in the state of Florida.

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(FL Stat § 607.0902(4)(a) (2016))

Any person who proposes to make or has made a control share acquisition (as defined in the Control Share Act) may deliver an acquiring person statement to the public corporation. The statement must contain:

•	The identity of the acquiring person and each other member of any group of which the person belongs to.

•	A statement that the acquisition statement is given under the Control Share Act.

•	The number of shares of the public corporation owned by the acquiring person and each other member of the group.

•	The range of voting power under which the control share acquisition falls, if completed.

If the control share acquisition has not taken place:

•	a description in reasonable detail of the proposed control share acquisition; and

•	a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(FL Stat § 607.0902(6) (2016))

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholders to vote on the proposed acquisition. The proposed acquisition must be approved by each voting group entitled to vote, voting separately, by a majority of the votes entitled to be cast by that group (excluding all interested shares). (FL Stat § 607.0902(8) (2016))

INTEREST OF NAMED EXPERTS

The financial statements for the fiscal years ended April 30, 2017 and 2016 included in this prospectus have been audited by Michael T. Studer CPA P.C. independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by John D. Thomas P.C., an owner of 800,000 shares of our capital stock. John D. Thomas is the principal of John D. Thomas P.C.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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DESCRIPTION OF BUSINESS

Organization Within The Last Five Years

We were incorporated in the state of Florida on March 3, 2014, to be a U.S. distributor of products for ExactRep Limited, a company located in the U.K that designs and creates aftermarket motorcycle add on parts and accessories for motorcycle enthusiast seeking to customize their motorcycle. Our Chief Executive Officer has been the accountant for ExactRep for more than ten (10) years.

Our principal executive office is located at 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ, and our telephone number is (407) 745-1751. Our corporate website is located at www.arazuinc.com and or retail website is located at www.replicamotorcycleparts.com. Information contained in, or accessible through, our website does not constitute part of this prospectus.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

From our inception on March 3, 2014, until the present, we have had limited operating activities. During the three months ended July 31, 2017 and 2016, we had revenues of $845 and $1,018, respectively. During the fiscal years ending April 30, 2017 and 2016, we had revenues of $8,694 and $9,035, respectively.

Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We do not own physical properties.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Our Business

We are the U.S. distributor for ExactRep Limited, a U.K. company engaged in designing, developing, manufacturing and commercializing aftermarket motorcycle parts, customized add-ons and accessories. ExactRep sells products directly to consumers in Europe, Thailand, Japan, Russia, South America, and the U.S.

We intend to target sales of our products to motorcycle enthusiasts seeking: (i) aftermarket customized add-on motorcycle parts, and accessories with innovative styling and custom features, and (ii) other motorcycle related products such as clothing and backpacks. We intend to sell these products through our retail website. To date, we have no generated revenues from the sale of our products.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) identifying the portfolio of aftermarket motorcycle related products we will sell; (iv) identifying the methods of shipment and delivery methods for the products; (v) negotiating and entering into an agreement with ExactRep to sell its products in the U.S.; (vi) creating the content and design for our corporate and retail websites; (vii) creating and developing the branding campaign for the ExactRep products we will sell; and (viii) registering as a presenter at the American International Motorcycle Expo in Orlando, Florida.

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Our Strategy

Our goal is to become a recognized distributor of aftermarket motorcycle customized parts and accessories, in the U.S. In order to accomplish our business objectives, we plan to execute the following strategies:

•	Commercialize the ExactRep Brand Name. We plan to develop recognition of ExactRep Motorcycle Parts brand as a reliable source of aftermarket add on customized motorcycle parts and accessories in the U.S. We introduced our first product catalogue in October 2014 which was available through our retail website;

•	Develop Sales and Marketing. We plan to focus our sales and marketing efforts towards developing our retail products and website, building brand awareness and identifying strategic marketing opportunities, such as our plans to partner with one of the East Coasts largest Motorcycle Retail spaces and to develop our own brang of motorcycle parts through their store. We have also exhibited at the American International Motorcycles Expo in Orlando, Florida during October 2014 and intend to present their again in 2018. Furthermore, our intentions are to participate in leading consumer and dealer trade shows and motorcycle rallies where our products can be displayed and engage in other advertising activities to develop our brand name.

•	Become a Reliable Internet Distribution Source of Novelty Motorcycle Parts and Accessories. We will develop a trusted, reliable and user friendly retail website where consumers can purchase their motorcycle products and accessories online by browsing an aesthetically appealing product catalogue.

Our Agreement with ExactRep

On March 16, 2014 and as amended on July 21. 2014, we entered into an agreement with ExactRep Limited, a company formed under the laws of the U.K., to become the exclusive distributor of their products in the U.S. for a period of ten (10) years. ExactRep was obligated to pay us a monthly fee of $15,000 for a period of six (6) months to develop the U.S. branding campaign, of which $45,000 was paid. In August 2014, we moved to a model of greater revenue share in exchange for foregoing the final $45,000.

We completed development of our corporate website at www.Arazuinc.com in May of 2015 and continue to update our shareholders through this corporate web space. Our retail website, which can be found at www.motorcyclespecialistparts.com is a streamlined and informative site where the motorcycle enthusiast and our consumers are able to find information about the motorcycle aftermarket parts industry, and review product specs, details, and photos. This site essentially serves as a “nuts and bolts” information source about the industry and our products.

We sell our retail products at our website at www.motorcyclespecialistparts.com. We provide website visitors with information about the motorcycle industry and trends, ExactRep brand, and our products. Our plan is to further organize and classify information about the motorcycle industry, our products, and ExactRep brand by separating information between our corporate website and retail website, in order to pull in more web traffic and widen our sales demographics. Both sites will send traffic to and from each other, increasing our overall web traffic. This provides our customers with the opportunity to investigate our company and products to the extent and depth they choose to, as opposed to presenting it all in a single large site. We will monitor visitors to our sites using Google Analytics. These statistics will show traffic and visitor information. We will incorporate various popular social media pages and sharing abilities to increase our awareness and market penetration. We intend to “like” and “share” social media pages of other motorcycle personalities, enthusiast groups, and manufacturer pages for the products we sell.

Each product we sell on our retail website will be selected by Paul Clewlow, with the assistance of ExactRep’s staff. Our products are and in the future will continue to be identified by Mr. Clewlow based upon suggestions from ExactRep. The site will feature our logo and slogan along with a product catalogue and shopping cart.

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Our website currently offers approximately 100 products which include aluminum, chrome and other aesthetic add on parts and accessories for Yamaha, Kawasaki, Suzuki, Harley Davidson, and Triumph motorcycles.

•	Exhausts

•	Headlights & Brakelights

•	Engine Covers

•	Mirrors

•	Hubcaps and wheel covers

•	Motorcycle Seats & Covers

•	Kickstands

•	Handlebars & Handlebar Covers

•	Fuel tanks

•	Fog Lamps

•	Tuning Kits

•	Clutch Plates

•	Motorcycle Racks/Sissy bags

•	Fork Springs

•	Exhaust & Exhaust Pipe Covers

•	Radiator Covers

Payment

All purchases through our retail website will be processed through Paypal or Mastercard, Visa, or American Express.

Shipping

Customers placing orders on our retail website, pay shipping costs of the item. Retail orders will be shipped within fifteen (15) days from ExactRep’s facility in the United Kingdom to the customer using DHL, Federal Express (“FedEx”), or other established freight shipping services.

Branding and Marketing

Our core marketing strategy is to brand “ExactRep’s Replica Parts” brand for those seeking aftermarket add-on parts and to improve the "personalized look" of their motorcycle. We believe that our marketing mix of internet, social media, print, and event promotions providing coupons along with sample products is an optimal strategy to generate product sales and marketing.

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Our online marketing efforts are designed to attract visitors to our websites, convert visitors into purchasing customers and encourage repeat purchases among our existing customer base. By populating our websites with compelling and interesting pictures and compelling content we encourage our shoppers to share our brand among their social networks

We use a variety of online marketing methods to attract visitors, including:

•	paid search advertising

•	search engine optimization

•	affiliate programs

•	e-mail marketing

•	inclusion in online shopping engines

•	in-site promotions for discounted purchases of our products

•	cross-selling opportunities by displaying complementary and related products available for sale throughout the purchasing process.

•	targeted e-mails about specific promotions, to increase customer awareness of our products.

•	Social media memberships and identifying with groups of general motorcycle and motorcycle customization enthusiasts.

The development of our branding and marketing program is overseen by our sole officer and director, Paul Clewlow who has worked with ExactRep as their accountant for the past eight (8) years. Mr. Clewlow developed the slogan “Bringing U.K. Markets Closer to America” which will be used in the marketing of the products we sell.

Agreement with Ditto Media Solutions & Jon Spruce

We entered into an agreement dated July 14, 2014, with Ditto Media Solutions a company formed under the laws of the United Kingdom to develop our retail website in exchange for 2,100,000 shares of our common stock.

The agreement covered the design, development and operation of our website and online retail arm. The online shop was completed in 2015 and has been processing orders and payments since then.

Jon Spruce, the director of Ditto Media was subsequently contracted directly to handle the day to day operation of the online retail operation in May 2017. This included updating the website with the stock levels of products, processing incoming orders, ensuring goods are dispatched in a timely manner and ensuring that invoices from suppliers are correct.

Customers

We believe the customers for our replica motorcycle parts will be males between the ages of 30 and 55 who earn between $25,000 and $85,000 and reside in the United States based upon research performed by Paul Clewlow, our sole officer and director. Mr. Clewlow conducts research on the internet, uses sales reviews, as well as other information of ExactRep, to determine which products we will sell.

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Return and Refund Policy

We will exchange any product found to be defective. A written exchange request must be submitted when a customer returns defective or damaged product. Purchasers can apply for refund in full amount of purchased products within ten (10) days of purchase. If the purchasers are not satisfied with our products for any reason, they can return products and request for an exchange. All shipping fees for product exchanges or returns must be paid by purchaser.

Market

The U.S. motorcycle market is approximately $21.5 billion in 2017. We operate in the aftermarket parts market, a subset of the U.S. motorcycle market. The following are key industry highlights:

Large and Stable Market Opportunity

Demand for aftermarket motorcycle parts has increased steadily since 2002 and is driven by the dramatic increase in ridership in the United States.

Extended Life of Motorcycles

We believe that improvements in technology and overall motorcycle quality have extended the useful life of motorcycles, which has further increased demand for aftermarket products due to their attractive value proposition.

Increased Usage of Aftermarket Products

Usage of aftermarket products has experienced steady growth over the last decade. We believe there are several industry dynamics that have contributed to the demand for aftermarket products, including increased ridership, favorable price points relative to OEM replacement products, shorter part delivery time and higher profit margins for the repair shops that utilize aftermarket products.

Due to the extreme growth in the aftermarket motorcycle parts industry, a significant number of start-ups are getting into the business. However, most lack the relationships, experience and resources to be successful. One of the most daunting challenges any company faces is being able to manufacture, produce and effectively market their products for their product sales initiatives.

Employees and Consultants

We have (1) full-time employee, our sole officer and director, Paul Clewlow, who oversees our day to day operations, and (4) part-time employees who assist us on an as needed basis.

None of our employees are employed under a collective bargaining agreement. We believe we have an excellent relationship with our employees and independent contractors.

We intend to hire additional employees and independent contractors on an as needed basis.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

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Location

Our principal executive offices are made available by Paul Clewlow, our Chief Executive Officer. To date, we have not paid any rent to Mr. Clewlow for our 500 square foot office located at The Office, 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ U.K. Additionally, Mr. Clewlow provides all office related equipment and communication lines. Following the completion of this Offering, we intend to find an alternative office facility and enter a long-term office lease at prevailing market rates.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents and Trademarks

We currently have not obtained any patents.

Competitive Business Conditions

The aftermarket motorcycle parts industry is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the timely development and introduction of aftermarket products and enhancements, their functionality, performance, reliability, our customer service and support and marketing efforts. Due to the relatively low barriers to entry in our industry, we expect additional competition from other emerging companies. Many of our existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to fashion changes and have greater resources for the development and promotion of their products. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Government Approvals

We are not required to obtain governmental approval of our products.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Sources and Availability of Raw Materials

We do not use raw materials in our business.

Backlog of Orders

We have no backlog of orders.

Seasonal Aspect of our Business

We anticipate a fluctuation for demand of our products affected by seasonal factors. We anticipate a higher demand during the holiday season for consumers gifting our products.

Status of any Publicly Announced New Product or Service

We do not have any publicly announced new product or service.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are an emerging growth aftermarket motorcycle parts seller and distributor and the U.S. distributor of products for ExactRep Limited, a company located in the U.K that designs and creates aftermarket motorcycle add-on parts and accessories for motorcycle enthusiasts seeking to customize their motorcycle. Our principal sources of revenue are expected to be from the sales and distribution of motorcycle parts. General and administrative expenses have been comprised of administrative wages and benefits; occupancy and office expenses; outside legal, accounting and other professional fees; travel and other miscellaneous office and administrative expenses. Selling and marketing expenses include selling/marketing wages and benefits, advertising and promotional expenses, as well as travel and other miscellaneous related expenses.

Because we have incurred losses, income tax expenses are immaterial. No tax benefits have been booked related to operating loss carryforwards, given our uncertainty of being able to utilize such loss carryforwards in future years. We anticipate incurring additional losses during the coming year.

Since our formation on March 3, 2014, our operations include: (i) founding the company; (ii) developing our business plan; (iii) identifying the portfolio of aftermarket motorcycle related products we will sell; (iv) identifying the methods of shipment and delivery methods for the products; (v) negotiating and entering into an agreement with ExactRep to sell its products in the U.S.; (vi) creating the content and design for our corporate and retail websites; (vii) creating and developing the branding campaign for the ExactRep products we will sell; and (viii) registering as a presenter at the American International Motorcycle Expo in Orlando, Florida.

Paul Clewlow, our sole officer and director has overseen all aspects of our planned operations to date, including the current development by Ditto Media of the Company’s ecommerce website adding ‘user self-management’ features and features allowing customer account creation and email alerts for product shipment and tracking, printing return labels and order history.

Development / Milestone	Percentage Of Milestone Complete	Anticipated Additional Cost to be paid by Arazu	Completion Date/Anticipated Completion Date
Setup social media automation tool (Facebook, Twitter, Instagram)	0	$0	Friday, 5 January 18
Setup analytics and tracking for social media integration tool	0	$0	Friday, 5 January 18
Setup email marketing campaign manager tool	0	$0	Friday, 5 January 18
Setup analytics and tracking for email marketing schedule	0	$0	Friday, 5 January 18
Setup analytics and tracking of SEO improvements	0	$0	Friday, 5 January 18
Schedule weekly product social media posts (single product with link to website) for Q1	0	$0	Monday, 8 January 18
Setup monthly newsletter content calendar for 2018 to existing US mailing list	0	$0	Monday, 8 January 18
Review & update product catalogue for availability, pricing, and inventory (Q1)	0	$0	Monday, 8 January 18
Review performance of monthly newsletter and adjust schedule / content	0	$0	Wednesday, 31 January 18
Review current SEO ranking and health (on page / off page)	0	$0	Monday, 5 March 18
Create backlog of improvements to improve SEO score for natural search results	0	$0	Wednesday, 7 March 18
Implement backlog of changes to SEO for H1	0	$0	Thursday, 15 March 18

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Review performance of social media posts over Q1	0	$0	Friday, 6 April 18
Schedule weekly product social media posts (single product with link to website) for Q2	0	$0	Friday, 6 April 18
Review performance of social media posts over Q2	0	$0	Friday, 6 July 18
Review & update product catalogue for availability, pricing, and inventory (Q2)	0	$0	Monday, 9 July 18
Review performance of SEO changes over H1	0	$0	Monday, 30 July 18
Implement backlog of changes to SEO for H2	0	$0	Friday, 3 August 18
Schedule weekly product social media posts (single product with link to website) for Q3	0	$0	Tuesday, 7 August 18
Review & update product catalogue for availability, pricing, and inventory (Q3)	0	$0	Friday, 5 October 18
Review performance of social media posts over Q3	0	$0	Friday, 5 October 18
Schedule weekly product social media posts (single product with link to website) for Q4	0	$0	Friday, 5 October 18
Review performance of SEO changes over H2	0	$0	Friday, 14 December 18
Review & update product catalogue for availability, pricing, and inventory (Q4)	0	$0	Friday, 4 January 19
Review performance of social media posts over Q4	0	$0	Friday, 4 January 19

Liquidity and Capital Resources

As of April 30, 2017, our working capital deficit of $408,512 was comprised of total current assets of $157 and total current liabilities of $408,669. We continued to consume working capital in the pursuit of our business plan utilizing proceeds from advances from related parties.

We do not believe that the Company’s current capital resources will be sufficient to fund its operating activity and other capital resource demands during the next year. Our ability to continue as a going concern is contingent upon our ability to obtain capital through the sale of equity or issuance of debt, and ultimately attaining profitable operations. We expect that any financing we receive will be similar to what we have heretofore received over the previous two years to enable us to operate. We cannot assure you that we will be able to successfully complete any of these activities.

The independent registered public accounting firm’s report on our financial statements as of April 30, 2017, includes a “going concern” explanatory paragraph that describes substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to the factors prompting the explanatory paragraph are discussed below and also in Note 1b. to the financial statements.

We are presently seeking additional debt and equity financing to provide sufficient funds for payment of obligations incurred and to fund our ongoing business plan.

We expect to generate revenue pursuant to our new business plan and expect to rely on equity and debt financings to fund our capital resources requirements. We will be dependent on additional debt and equity financing to develop our new business but we cannot assure you that any such financings will be available or will otherwise be made on terms acceptable to us, or that our present shareholders might suffer substantial dilution as a result.

Net cash used in operating activities was $191 during the fiscal year ended April 30, 2017, with a net loss of $147,934, stock based compensation of $22,500, an increase in accounts payable and accrued liabilities of $10,543 and an increase in accrued officer compensation of $114,700.

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During the fiscal year ended April 30, 2017, the Company had no net cash flows from investing activities.

During the fiscal year ended April 30, 2017, the Company had no net cash flows from financing activities.

Results of Operations

Fiscal Years ended April 30, 2017 and 2016

Revenues. Net revenues for the fiscal years ended April 30, 2017 and 2016 were $8,694 and $9,035, respectively.

Cost of Sales. Cost of sales for the fiscal years ended April 30, 2017 and 2016 were $2,612 and $8,709, respectively.

Officer compensation. Officer compensation for the fiscal years ended April 30, 2017 and 2016 were $120,000 and $120,000, respectively.

Consulting fees. Consulting fees for the fiscal years ended April 30, 2017 and 2016 were $6,500 and $-0-, respectively.

Professional fees. Professional fees for the fiscal years ended April 30, 2017 and 2016 were $17,600 and $2,000, respectively. The Company expects professional and accounting fees to increase in the future due to the fees associated with the Company filings with the Securities and Exchange Commission.

Other general and administrative expenses. Total other general and administrative expenses for the fiscal years ended April 30, 2017 and 2016 were $4,113 and $2,540, respectively.

Other income (expenses). Total other expenses for the fiscal years ended April 30, 2017 and 2016 were $5,803 and $3,417, respectively. These expenses consist solely of interest expenses on notes payable.

Net Income (Loss). Net loss for the fiscal year ended April 30, 2017 was $147,934 compared to net loss of $127,631 for the fiscal year ended April 30, 2016.

Three Months Ended July 31, 2017 and 2016

Revenues. Net revenues for the three months ended July 31, 2017 and 2016 were $845 and $1,018, respectively.

Cost of Sales. Cost of sales for the three months ended July 31, 2017 and 2016 were $639 and $351, respectively.

Officer compensation. Officer compensation for the three months ended July 31, 2017 and 2016 were $130,000 and $30,000, respectively.

Consulting fees. Consulting fees for the three months ended July 31, 2017 and 2016 were $71,000 and $-0-, respectively.

Professional fees. Professional fees for the three months ended July 31, 2017 and 2016 were $13,400 and $-0-, respectively. The Company expects professional and accounting fees to increase in the future due to the fees associated with the Company filings with the Securities and Exchange Commission.

Other general and administrative expenses. Total other general and administrative expenses for the three months ended July 31, 2017 and 2016 were $292 and $169, respectively.

Other income (expenses). Total other expenses for the three months ended July 31, 2017 and 2016 were $1,729 and $1,451, respectively. These expenses consist solely of interest expenses on notes payable.

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Net Income (Loss). Net loss for the three months ended July 31, 2017 was $216,215 compared to net loss of $30,953 for the three months ended July 31, 2016.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Subsequent Events

The Company has evaluated subsequent events since July 31, 2017, and concluded there were no other events or transactions, other than those disclosed above, occurring during this period that required recognition or disclosure in its financial statements.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Provisions of the Florida Act, Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

Affiliated Transactions

Section 607.0901 of the Florida Act, is applicable to corporations organized under the laws of the State of Florida. Subject to certain exceptions set forth therein, Section 607.0901 defines an “affiliated transaction” as a merger by a Florida corporation with an “interested shareholder,” a sale, lease or other disposition to the interested shareholder of assets of the corporation above a certain threshold including 5% or more of the fair market value of all of the assets of the corporation, or the issuance or transfer by the corporation of shares of its capital stock having a fair market value equal to 5% of the fair market value of all of the outstanding shares of the corporation to the interested shareholder, adoption of any plan for liquidation or dissolution involving the interested shareholder, any reclassification of securities, or any receipt by the interested shareholder of any loans, guarantees or other financial assistance. Under certain circumstances, Section 607.0901 of the Florida Act makes it more difficult for an interested stockholder to effect various affiliated transactions with a corporation, although the stockholders may, by adopting an amendment to the corporation's charter or by-laws, elect not to be governed by this section. Our charter and by-laws do not exclude us from the restrictions imposed under Section 607.0901 of the Florida Act. It is anticipated that the provisions of Section 607.0901 of the Florida Act may encourage companies interested in acquiring us to negotiate in advance with the board of directors.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments,” requires us to disclose, when reasonably attainable, the fair market values of its assets and liabilities, which are deemed to be financial instruments. Our financial instruments consist primarily of cash.

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PER SHARE INFORMATION

We compute net loss per share in accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

STOCK OPTION GRANTS

We have not granted any stock options to our officers and directors since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for companies similar to us.

PROPERTIES

Our principal executive offices are made available by Paul Clewlow, our Chief Executive Officer. To date, we have not paid any rent to Mr. Clewlow for our 500 square foot office located at The Office, 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ U.K. Additionally, Mr. Clewlow provides all office related equipment and communication lines. Following the completion of this Offering, we intend to find an alternative office facility and enter a long-term office lease at prevailing market rates.

We do not currently rent any property other than our current location at The Office, 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ U.K. We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 3, 2014, and June 15, 2017 respectively, the Company issued an aggregate of 20,000,000 common shares of the Company to Paul Clewlow, the Company’s Chief Executive Officer in exchange for services provided to the Company. We valued the shares at $0.0001 and $0.01 per share or an aggregate of $100,100. On July 24, 2014, we issued 1,000,000 shares of our series A Preferred Stock to Paul Clewlow in exchange for services rendered to us. We valued these shares at $0.001 per share or $1,000. On March 3, 2014, we entered into a three-year employment agreement with Mr. Clewlow whereby we agreed to pay him a base salary of $10,000 per month, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from March 3, 2014 (inception) to July 31, 2017, we paid cash to Mr. Clewlow of $130,982. Remaining amounts due under the agreement accrued.

Our principal executive offices are made available by Paul Clewlow, our Chief Executive Officer. To date, we have not paid any rent to Mr. Clewlow for our 500 square foot office located at The Office, 23 Barton Road, Market Bosworth, Warwickshire, England CV13 0LQ U.K. Additionally, Mr. Clewlow provides all office related equipment and communication lines. Following the completion of this Offering, we intend to find an alternative office facility and enter a long-term office lease at prevailing market rates.

Family Relationships and Other Matters

There are no family relationships between any of our shareholders and our officers and directors that we are aware of.

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Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Director is not considered “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Markets does not provide such a definition.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

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OTCQB Qualification for Quotation

We intend to have our stock quoted on the OTCQB marketplace. To have our shares of common stock on the OTCQB marketplace, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales of our common stock under Rule 144.

We presently have 31,209,000 common shares issued and outstanding. Of these shares 11,209,000 common shares are held by non-affiliates and 20,000,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities.

We are registering 11,209,000 common shares held by non-affiliates. We are not registering the 20,000,000 shares held by affiliates. The affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 39 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Transfer Agent

Our transfer agent is VStock Transfer LLC located at 77 Spruce Street, Suite 201 Cedarhurst, NY 11516. Their telephone number is 212-828-8436 and their website is located at http://www.vstocktransfer.com.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before April 30, 2018, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through April 30, 2018, including a Form 10-K for the year ended April 30, 2018, assuming this registration statement is declared effective before that date. At or prior to April 30, 2018, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on April 30, 2018. If we do not file a registration statement on Form 8-A at or prior to April 30, 2018, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTCQB marketplace , and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

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Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Officers and Directors, executive officers who occupied such position for the fiscal years ended April 30, 2017 and 2016 and the three months ended July 31, 2017.

Name	Position	Year	Salary		Bonus	Stock Awards		Option	Non-equity incentive plan compensation	Non- qualified deferred compensation	All other Compensation	Total
Paul Clewlow	Chief Executive Officer	2014	$20,000	(1)	0	$1,000	(2)	0	0	0	0	0
		2015	$120,000	(3)	0	$100	(4)	0	0	0	0	0
		2016	$120,000	(5)	0	0		0	0	0	0	0
		2017	$120,000	(5)	0	0		0	0	0	0	0
		2018	$30,000	(5)	0	$100,000	(6)	0	0	0	0	0

(1)	On March 3, 2014, we entered into a three-year employment agreement with Mr. Clewlow whereby we agreed to pay him a base salary of $10,000 per month, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. Mr. Clewlow accrued $20,000 of salary during the year ending April 30, 2014.
(2)	On March 3, 2014, we issued 10,000,000 shares of our common stock to Paul Clewlow in exchange for services rendered as our founder. We valued these shares at $0.0001 per share an aggregate of $1,000.
(3)	During the period from March 3, 2014 (inception) to April 30, 2015, we paid cash to Mr. Clewlow of $71,330. Remaining amounts due under the employment agreement for the fiscal year ended April 30, 2015 were accrued.
(4)	On July 18, 2014, we issued 1,000,000 Series A Preferred shares to Paul Clewlow in exchange for services rendered. We valued these shares at an aggregate of $100. The Series A Preferred shares entitle him to 200 votes per share or an aggregate of 200,000,000 votes on all matters submitted to our common stockholders. As a result of the 20,000,000 common shares and 1,000,000 Series A Preferred shares held by Mr. Clewlow, he holds a controlling interest in the Company, and has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors.
(5)	$10,000 per month salary accrued, of which $54,352 was paid in 2016 and $5,300 was paid in 2017.
(6)	On June 15, 2017, the Company issued 10,000,000 common shares of the Company to Paul Clewlow, the Company’s Chief Executive Officer in exchange for services provided to the Company. We valued the shares at $0.01 per share or $100,000.

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of April 30, 2017.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END APRIL 30, 2017

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Paul Clewlow	0	0	0	0	0	0	0	0	0

Directors Compensation

Our sole director is not compensated for his service as a director.

Narrative disclosure to summary compensation and option tables

Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
•	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
•	any option grant;
•	any non-equity incentive plan award made to a named executive officer;
•	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
•	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

During the two years ended April 30, 2017 and April 30, 2016, and through the date of this registration statement including the first quarter 2018 interim period, there were no disagreements with our auditor Michael T. Studer CPA P.C. (“Studer”) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Studer’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the two years ended April 30, 2017 and April 30, 2016 and through the date of this registration statement, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

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LEGAL MATTERS

The legality of certain securities offered by this prospectus will be passed upon for us by John D. Thomas, P.C., Draper, UT (“JDTPC”). JDTPC is a holder of 800,000 shares of our Common stock. JDTPC is a professional corporation owned and controlled by John D. Thomas, the sole shareholder of JDTPC.

EXPERTS

The audited financial statements of the Company as of and for the fiscal years ended April 30, 2017 and 2016 included in this prospectus have been audited by Michael T. Studer, CPA, P.C., an independent registered public accounting firm. Such financial statements have been so included in reliance on the reports given upon the authority of said firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to our shares of Common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or exhibits and schedules thereto. For further information with respect to our business and our securities, reference is made to the registration statement, including the amendments, exhibits and schedules thereto contained in the registration statement.

We also file annual, quarterly and current periodic reports and other information with the SEC under the Securities Exchange Act of 1934. You can inspect these reports and other information, as well as the registration statement and the related exhibits and schedules, without charge, at the public reference facilities of the SEC at room 1580, 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site that contains reports and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Information contained on the SEC’s web site about us is not incorporated into this prospectus, and you should not consider information contained on the SEC’s web site to be part of this prospectus.

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PART C---OTHER INFORMATION

Financial Statements and Exhibits

1. Financial Statements

The following financial statements of Arazu Incorporated are included in Part A “Information Required in a Prospectus” of the Registration Statement:

ARAZU INCORPORATED

All other information required in the financial statement schedules has been incorporated in the financial statements or notes thereto or has been omitted since the information is not applicable or not present in amounts sufficient to require submission of the schedule.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Arazu Incorporated:

I have audited the accompanying balance sheets of Arazu Incorporated (the “Company”) as of April 30, 2017 and 2016 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arazu Incorporated as of April 30, 2017 and 2016 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1b to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1b. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

October 30, 2017

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ARAZU INCORPORATED
BALANCE SHEETS

ASSETS

	July 31,	April 30,	April 30,
	2017	2017	2016
	(Unaudtied)

CURRENT ASSETS

Cash and cash equivalents	$484	$157	$348

Total Current Assets	484	157	348

TOTAL ASSETS	$484	$157	$348

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued liabilities	123,771	68,979	58,436
Accrued officer compensation	279,018	249,018	134,318
Notes payable	94,040	72,540	72,540
Derivative Liability	18,132	18,132	18,132

Total Current Liabilities	514,961	408,669	283,426

TOTAL LIABILITIES	514,961	408,669	283,426

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.0001 par value; 10,000,000, shares authorized,
1,000,000, 1,000,000 and 1,000,000 shares of Series A
Preferred Stock issued and outstanding, respectively	100	100	100
Common stock, $0.0001 par value; 340,000,000 shares authorized,
31,209,000, 21,004,000 and 20,554,000 shares issued
and outstanding, respectively	3,121	2,100	2,055
Additional paid-in capital	348,286	239,057	216,602
Accumulated deficit	(865,984)	(649,769)	(501,835)

Total Stockholders' Equity (Deficit)	(514,477)	(408,512)	(283,078)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$484	$157	$348

The accompanying notes are an integral part of these financial statements.

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ARAZU INCORPORATED
STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	July 31,		April 30,
	2017	2016	2017	2016
	(Unaudited)

NET SALES	$845	$1,018	$8,694	$9,035

COST OF SALES	639	351	2,612	8,709

GROSS MARGIN	206	667	6,082	326

OPERATING EXPENSES

Officer compensation (including stock-based compensation
of $100,000, $-0-, $-0-, and $-0-, respectively)	130,000	30,000	120,000	120,000
Consulting fees (including stock-based compensation of
$-0-, $-0-, $6,500, and $-0-, respectively)	71,000	—	6,500	—
Professional fees (including stock-based compensation
of $-0-, $-0-, $16,000, and $-0-, respectively)	13,400	—	17,600	2,000
Other general and administrative expenses	292	169	4,113	2,540

Total Operating Expenses	214,692	30,169	148,213	124,540

INCOME (LOSS) FROM OPERATIONS	(214,486)	(29,502)	(142,131)	(124,214)

OTHER INCOME (EXPENSES)

Interest Expense	(1,729)	(1,451)	(5,803)	(3,417)

Total Other Income (Expenses)	(1,729)	(1,451)	(5,803)	(3,417)

NET INCOME (LOSS)	$(216,215)	$(30,953)	$(147,934)	$(127,631)

Net income (loss) per common share - basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted average common shares
outstanding - basic and diluted	26,163,348	20,554,000	20,627,973	20,554,000

The accompanying notes are an integral part of these financial statements.

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ARAZU INCORPORATED
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Period from May 1, 2015 through July 31, 2017

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, May 1, 2015	1,000,000	$100	20,554,000	$2,055	$216,602	$(374,204)	$(155,447)

Net loss for the year ended
April 30, 2016	—	—	—	—	—	(127,631)	(127,631)

Balance, April 30, 2016	1,000,000	100	20,554,000	2,055	216,602	(501,835)	(283,078)

Common stock issued for services	—	—	450,000	45	22,455	—	22,500

Net loss for the year ended
April 30, 2017	—	—	—	—	—	(147,934)	(147,934)

Balance, April 30, 2017	1,000,000	100	21,004,000	2,100	239,057	(649,769)	(408,512)

Common stock issued for cash (unaudited)	—	—	205,000	21	10,229	—	10,250

Common stock issued to Company Chief Execuitve Officer for services	—	—	10,000,000	1,000	99,000	—	100,000

Net loss for the three months ended
July 31, 2017 (unaudited)	—	—	—	—	—	(216,215)	(216,215)

Balance, July 31, 2017 (unaudited)	1,000,000	$100	31,209,000	$3,121	$348,286	$(865,984)	$(514,477)

The accompanying notes are an integral part of these financial statements.

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ARAZU INCORPORATED
STATEMENTS OF CASH FLOWS

	For the Three Months Ended		For the Years Ended
	July 31,		April 30,
	2017	2016	2017	2016
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(216,215)	$(30,953)	$(147,934)	$(127,631)
Adjustments to reconcile net loss to net cash
used by operating activities:
Stock based compensation and fees	100,000	—	22,500	—
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	49,792	1,451	10,543	5,597
Accrued officer compensation	30,000	30,000	114,700	70,648

Net Cash Provided (Used) by Operating Activities	(36,423)	498	(191)	(51,386)

CASH FLOWS FROM INVESTING ACTIVITIES	—	—	—	—

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from sales of common stock	10,250	—	—	—
Proceeds from notes payable	26,500	—	—	47,500

Net Cash Provided by Financing Activities	36,750	—	—	47,500

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	327	498	(191)	(3,886)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	157	348	348	4,234

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$484	$846	$157	$348

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$—	$—	$—	$—
Cash paid for income taxes	$—	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

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ARAZU INCORPORATED

Notes to the Financial Statements

For the Three Months Ended July 31, 2017 and 2016 (Unaudited)

and For the Years ended April 30, 2017 and 2016

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

a. Organization and Description of Business

Arazu Incorporated (the "Company") was incorporated on March 3, 2014 under the laws of the State of Florida and established a fiscal year end of April 30. The Company is engaged in the brand development, marketing, distribution and sale of motorcycle parts in North America, including United States of America and Canada.

b. Going Concern Uncertainty

These financial statements have been prepared assuming that the Company will continue as a goin concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

At July 31, 2017, the Company had cash of $484 and negative working capital of $514,477. For the three months ended July 31, 2017, year ended April 30, 2017, and year ended April 30, 2016, the Company incurred net losses of $216,215, $147,934, and $127,631, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan.

c. Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected an April 30 year end.

d. Interim Financial Statements

The interim financial statements as of July 31, 2017 and for the three months ended July 31, 2017 and 2016 are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the information contained herein. Operating results for the three months ended July 31, 2017 are not necessarily indicative of results that may be expected for the year ending April 30, 2018.

e. Cash and Cash Equivalents

Cash and cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. There were no cash equivalents for the periods presented.

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ARAZU INCORPORATED

Notes to the Financial Statements

For the Three Months Ended July 31, 2017 and 2016 (Unaudited)

and For the Years ended April 30, 2017 and 2016

f. Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

g. Revenue Recognition

Revenue is recognized upon delivery of goods where the sales price is fixed or determinable and collectibility is reasonably assured. Revenue is not recognized until persuasive evidence of an arrangement exists. Product sales were solely derived from the resale of motorcycle parts. Product sales are not warranted by the Company and may be subject only to warranties that may be provided by the product manufacturer.

h. Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date”. The expense is recognized over the service period of the award. The Company records compensation expense based on the fair value of the award.

i. Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. For the three months ended July 31, 2017 and 2016, advertising expense was $-0- and $-0-, respectively. For the years ended April 30, 2017 and 2016, advertising expense was $-0- and $1,015, respectively.

j. Basic and Diluted Net Loss Per Share

The Company follows ASC Topic 260 to account for earnings per share. Basic earnings (loss) per common share (“EPS”) calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock issued and outstanding during the period. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding.

k. Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between

44

ARAZU INCORPORATED

Notes to the Financial Statements

For the Three Months Ended July 31, 2017 and 2016 (Unaudited)

and For the Years ended April 30, 2017 and 2016

financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be reversed. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

l. Recent Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

m. Financial Instruments

The Company follows FASB ASC 820-10-50, “Fair Value Measurements.” This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.  The three levels are defined as follows:

- Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

- Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

- Level 3 inputs to valuation methodology are unobservable and significant to the fair value measurement.

The carrying amounts reported in the balance sheets for cash and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

NOTE 2 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following:
	July 31,	April 30,
	2017	2017	2016
	(Unaudited)

Accrued consulting fees	$94,763	$46,700	$46,700
Accrued interest payable on notes payable	12,091	10,362	4,559
Advances payable – non-interest bearing, due on demand	13,687	8,687	6,937
Accounts payable	3,230	3,230	240
Total	$123,771	$68,979	$58,436

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ARAZU INCORPORATED

Notes to the Financial Statements

For the Three Months Ended July 31, 2017 and 2016 (Unaudited)

and For the Years ended April 30, 2017 and 2016

NOTE 3 - NOTES PAYABLE

Notes payable consist of the following:
	July 31,	April 30,
	2017	2017	2016
	(Unaudited)

Convertible note payable dated October 4, 2014 to David Lovatt (consultant to Company), interest at 8%, due on demand (a portion of note was sold to a third party on May 5, 2017) (A)	$25,040	$25,040	$25,040
Note payable dated September 10, 2015 to David Lovatt (consultant to Company), interest at 8%, due on demand (note was sold to a third party on August 10, 2017)	27,500	27,500	27,500
Note payable dated April 29, 2016 to David Lovatt (consultant to Company), interest at 8%, due on demand	20,000	20,000	20,000
Note payable dated May 16, 2017 to David Lovatt (consultant to Company), interest at 8%, due on demand	6,500	—	—
Note payable dated June 13, 2017 to David Lovatt (consultant to Company), interest at 8%, due on demand	15,000	—	—
Total	$94,040	$72,540	$72,540

(A)	At the option of the holder of the $25,040 convertible note payable dated October 4, 2014, the holder may convert all or any lesser portion of the Outstanding Principal Amount and accrued but unpaid interest into Company common stock at a conversion price equal to 58% of the lowest closing price of the previous 10 trading day’s closing prices. See Note 4, Derivative Liability.

NOTE 4 - DERIVATIVE LIABILITY

The derivative liability consists of:

	July 31, 2017		April 30, 2017		April 30, 2016
	Face Value	Derivative Liability	Face Value	Derivative Liability	Face Value	Derivative Liability
Convertible note payable issued October 4, 2014, due on demand	$25,040	$18,132	$25,040	$18,132	$25,040	$18,132
Totals	$25,040	$18,132	$25,040	$18,132	$25,040	$18,132

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ARAZU INCORPORATED

Notes to the Financial Statements

For the Three Months Ended July 31, 2017 and 2016 (Unaudited)

and For the Years ended April 30, 2017 and 2016

The above convertible note contains a variable conversion feature based on the future trading price of the Company common stock. Therefore, the number of shares of common stock issuable upon conversion of the note is indeterminate. Accordingly, we recorded the fair value of the embedded conversion feature as a derivative liability at the October 4, 2014 issuance date of the note. The increase (decrease) in the fair value of the derivative liability from the issuance date of the note to the measurement dates (none for the periods presented) is charged (credited) to other expense (income). The fair value of the derivative liability of the note was measured at the issuance date and quarterly thereafter using the Black Scholes option pricing model.

Assumptions used for the calculations of the derivative liability of the note at July 31, 2017, April 30, 2017 and April 30, 2016 include (1) stock price of $0.05 per share, (2) exercise price of $0.029 per share, (3) term of 0 days, (4) expected volatility of 290% and (5) risk free interest rate of 0.86%.

NOTE 5 - STOCKHOLDERS’ DEFICIT

Series A Preferred Stock

In July 2014, the Company issued 1,000,000 shares of its Series A Preferred Stock to the Company’s chief executive officer. Each share of Series A Preferred Stock has voting rights equal to 200 shares of common stock. The Series A Preferred Stock has no liquidation, dividend, or conversion rights.

Common Stock

On March 1, 2017, the Company issued a total of 450,000 shares of common stock to 7 service providers for legal and consulting services rendered to the Company. The $22,500 fair value ($0.05 per share) of the 450,000 shares of common stock was expensed on the statement of operations in the three months ended April 30, 2017.

On June 15, 2017, the Company issued 10,000,000 shares of its common stock to the Company’s chief executive officer for prior services rendered to the Company. The $100,000 agreed value ($0.01 per share) of the 10,000,000 shares of common stock was expensed on the statement of operations in the three months ended July 31, 2017.

During the three months ended July 31, 2017, the Company issued an aggregate of 205,000 shares of common stock for cash in the aggregate amount of $10,250.

NOTE 6 - INCOME TAXES

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10.  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

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ARAZU INCORPORATED

Notes to the Financial Statements

For the Three Months Ended July 31, 2017 and 2016 (Unaudited)

and For the Years ended April 30, 2017 and 2016

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

At July 31, 2017 the Company had net operating loss carryforwards of approximately $582,000 that may be offset against future taxable income through 2037. No tax benefits have been reported in the financial statements, because the potential tax benefits of the net operating loss carry forwards are offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a significant change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

Net deferred tax assets consist of the following components:

	July 31,	April 30,
	2017	2017	2016
	(Unaudited)
Deferred tax assets:
NOL Carryover	$197,907	$158,394	$115,747
Valuation allowance	(197,907)	(158,394)	(115,747)
Net deferred tax asset	$—	$—	$—

The income tax provision (benefit) differs from the amount of income tax determined by applying the U.S. federal income tax rate of 34% to pretax income due to the following:

	Three Months Ended July 31,		Year Ended April 30,
	2017	2016	2017	2016
	(Unaudited)

Expected tax at 34%	$(73,513)	$(10,524)	$(50,298)	$(43,395)
Non-deductible stock-based compensation	34,000	—	7,650	—
Change in valuation allowance	39,513	10,524	42,648	43,395
Provision for (benefit from) income taxes	$—	$—	$—	$—

For all periods presented, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate.

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

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ARAZU INCORPORATED

Notes to the Financial Statements

For the Three Months Ended July 31, 2017 and 2016 (Unaudited)

and For the Years ended April 30, 2017 and 2016

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes.  For all periods presented, the Company had no accrued interest or penalties.

All tax years remain subject to examination by major taxing jurisdictions.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Concentration of revenue

All revenue included in the accompanying statements of operations is from the sale of motorcycle parts supplied by a single third party located in the United Kingdom.

Commitments

Executive Employment Agreements

On March 1, 2014, the Company entered into an employment agreement with Paul Clewlow, the chief executive officer of the Company. The agreement was for a term of three years and provided for a base salary of $10,000 per month, plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which were payable in stock or cash at the discretion of the Board. On March 1, 2017, the Company entered into another three year employment agreement with the chief executive officer of the Company with the same terms as the March 1, 2014 Executive Employment Agreement. The Company, by a vote of a majority of the Board of Directors, may terminate the agreement at any time by providing at least 90 days written notice to the chief executive officer.

For the three months ended July 31, 2017 and 2016, officer compensation expense pursuant to the Executive Employment Agreements was $30,000 and $30,000, respectively. For the years ended April 30, 2017 and 2016, officer compensation expense pursuant to the Executive Employment Agreement was $120,000 and $120,000, respectively. At July 31, 2017, April 30, 2017, and April 30, 2016, accrued officer compensation due the Company’s chief executive officer pursuant to the Executive Employment Agreements was $279,018, $249,018, and $134,318, respectively.

Service Contracts

On May 1, 2017, the Company entered into a Consulting Agreement with Green Light Developments, LLC, an entity controlled by David Lovatt (see Note 3). The agreement is for a term of twelve months and provides for monthly compensation of $12,000. The Company may terminate the agreement at any time by sending 90 days written notice of termination to Green Light Developments, LLC. For the three months ended July 31, 2017, consulting fees expense pursuant to this Consulting Agreement was $36,000.

On May 1, 2017, the Company entered into a service agreement with Jon Spruce, a service provider of the Company. The agreement is for a term of twelve months and provides for monthly compensation of $5,000. For the three months ended July 31, 2017, consulting fees expense pursuant to this service agreement was $15,000.

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PROSPECTUS

ARAZU INCORPORATED

UP TO 11,209,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

Until February 1, 2018 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 1, 2017

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES AND ISSUANCE AND DISTRIBUTION

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$64.96
Legal fees and expenses	26,500.00
Accounting fees and expenses	20,000.00
Miscellaneous	1,000.00
Total expenses	$47,564.96

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to our charter and under the Florida Business Corporation Act, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to directors, officers, employees and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through by-law provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

In the two years prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 506 of the Securities Act of 1933, as amended for the offer and sale of the securities.

We believed these exemptions were available because:

•	We are not a blank check company;

•	We filed a Form D, Notice of Sales, with the SEC;

•	Sales were not made by general solicitation or advertising;

•	All certificates had restrictive legends;

•	Sales were made to persons with a pre-existing relationship to our Chief Executive Officer and sole director Paul Clewlow; and

•	Sales were made to investors who represented that they were accredited investors.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.
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•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

•	Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

Common Stock Offering For Cash Consideration

On April 3, 2014, we sold an aggregate of 2,000,000 shares of our common stock to 2 investors for the price of $0.005 per share or an aggregate of $10,000.

On June 26, 2014, we sold 750,000 shares of our common stock to an investor for the price of $0.01 per share or $7,500.

On July 7, 2014 and July 21, 2014, we sold an aggregate of 400,000 shares of our common stock to 2 investors for the price of $0.05 per share or an aggregate of $20,000.

On July 11, 2014, we sold 40,000 shares of our common stock to an investor for the price of $0.05 per share or $2,000.

On July 14, 2014, we sold 40,000 shares of our common stock to an investor for the price of $0.05 per share or $2,000.

On July 16, 2014, we sold 80,000 shares of our common stock to an investor for the price of $0.025 per share or $2,000.

On July 21, 2014, we sold an aggregate of 80,000 shares of our common stock to 2 investors for the price of $0.05 per share or an aggregate of $4,000.

On July 23, 2014, we sold an aggregate of 700,000 shares of our common stock to 2 investors for the price of $0.01 per share or an aggregate of $7,000.

On October 22, 2014, we sold 149,700 shares of our common stock to an investor for the price of $0.01 per share or $1,497.

On October 23, 2014, we sold 154,300 shares of our common stock to an investor for the price of $0.01 per share or $1,543.05.

On May 10, 2017, we sold an aggregate of 120,000 shares of our common stock to 3 investors for the price of $0.05 per share or an aggregate of $6,000.

On May 16, 2017, we sold an aggregate of 45,000 shares of our common stock to 4 investors for the price of $0.05 per share or an aggregate of $2,250.

On June 7, 2017, we sold an aggregate of 40,000 shares of our common stock to 4 investors for the price of $0.05 per share or an aggregate of $2,000.

Shares for Services

On March 3, 2014, we issued 10,000,000 shares of our common stock to sole officer and director, Paul Clewlow for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $1,000.

On March 3, 2014, we issued 1,020,000 shares of common stock to Elliot Polatoff for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $102.

On March 3, 2014, we issued 1,020,000 shares of our common stock to David Lovatt for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $102.

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On April 11, 2014, we issued 1,020,000 shares of our common stock to Carl Grant for services rendered. We valued these shares at the price of $0.005 per share or an aggregate of $5,100.

On July 18, 2014, we issued 1,000,000 Series A Preferred shares to Paul Clewlow in exchange for services rendered. We valued these shares at $100. The Series A Preferred shares entitle him to 200 votes per share or an aggregate of 200,000,000 votes on all matters submitted to our common stockholders. As a result, Mr. Clewlow holds a controlling interest in the Company, and has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors.

On July 28, 2014, we issued 400,000 shares of our common stock to Hamilton & Associates Law Group, P.A. a Florida corporation controlled by Brenda Hamilton for legal services rendered to us. We valued these shares at $.05 per share or $20,000. On July 28, 2014, we issued 400,000 and 200,000 shares to Todd Feinstein and Jonathan Dunsmoor respectively. We valued these shares at $0.05 per share or $20,000 and $10,000, respectively.

On July 28, 2014, we issued 2,100,000 shares of our common stock to 2,100,000 Ditto Media Solution, a U.K. company controlled fifty percent (50%) by Jonathan Spruce and fifty percent (50%) by his spouse, Rebecca Spruce. We valued the shares at $0.05 per share or an aggregate of $105,000.

On March 1, 2017, we issued an aggregate of 150,000 shares of our common stock for consulting services. We valued these shares at $0.05 per share, or an aggregate of $7,500.

On March 1, 2017, we issued 300,000 shares of our common stock to John D. Thomas, P.C. for legal services rendered to the Company. We valued these shares at $0.05 per share, or $15,000.

On June 15, 2017, the Company issued 10,000,000 common shares of the Company to Paul Clewlow, the Company’s Chief Executive Officer in exchange for services provided to the Company. We valued the shares at $0.01 per share or $100,000.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
3.1	Articles of Incorporation of Arazu Incorporated (incorporated by reference to Exhibit 3.1 to Form S-1 filed on August 4, 2014).
3.2	Bylaws of Arazu Incorporated (incorporated by reference to Exhibit 3.3 to Form S-1 filed on August 4, 2014).
3.3	Certificate of Designation of Series A Preferred Stock (incorporated by reference to Exhibit 3.2 to Form S-1 filed on August 4, 2014).
4.1	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to Form S-1 filed on August 4, 2014).
5.1*	Opinion of John D. Thomas P.C.
10.1	Agreement between Paul Clewlow and Arazu Incorporated (incorporated by reference to Exhibit 10.1 to Form S-1 filed on August 4, 2014).
10.2	Agreement between David Lovatt and Azazu Incorporated (incorporated by reference to Exhibit 10.2 to Form S-1 filed on August 4, 2014).
10.3	Agreement between Elliot Polatoff and Arazu Incorporated (incorporated by reference to Exhibit 10.3 to Form S-1 filed on August 4, 2014).
10.4	Agreement between ExactRep Limited and Arazu Incorporated (incorporated by reference to Exhibit 10.4 to Form S-1 filed on August 4, 2014).
10.4	Agreement between Ditto Media Solutions and Arazu Incorporated (incorporated by reference to Exhibit 10.7 to Form S-1 filed on August 4, 2014).
10.5	Agreement between Carl Grant and Arazu Incorporated (incorporated by reference to Exhibit 10.5 to Form S-1 filed on August 4, 2014).
10.6*	Agreement between Jake Arave and Arazu Incorporated
10.7*	Agreement between Kyle Denos and Arazu Incorporated
10.8*	Agreement between Monica Denos and Arazu Incorporated
10.9*	Agreement between Mary Foster and Arazu Incorporated
10.10*	Engagement Agreement between Kenneth I. Denos P.C. and Arazu Incorporated
10.11*	Engagement Agreement between John D. Thomas P.C. and Arazu Incorporated
14.1*	Code of Ethics for the Registrant
23.1*	Consent of Michael Studer CPA, P.C.
23.2*	Consent of John D. Thomas P.C.

*filed herewith

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UNDERTAKINGS

Undertakings of the Registrant

The Registrant hereby further undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Pursuant to our charter and under the Florida Business Corporation Act (hereafter, the “Florida Act”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned in his personal capacity, thereunto duly authorized, in the City of Warwickshire, England, on the 1st day of November, 2017.

ARAZU INCORPORATED

Dated: November 1, 2017	/s/ Paul Clewlow
Paul Clewlow
Chief Executive Officer and sole director, Principal Executive Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Paul Clewlow and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant on the dates indicated.

Signature	Title	Date

/s/ Paul Clewlow		November 1, 2017
Paul Clewlow	Chief Executive Officer, Principal Executive Officer, and Director

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